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                        Exhibit to Form 8 - K


                     S - K Reference Number (99)

              Press release announcing declaration of
                     third quarter cash dividend










































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FOR IMMEDIATE RELEASE

Contacts:

James H. Weber
Senior Vice President,
Marketing and Investor Relations Officer
Tel: (440) 989-3005

Mitchell J. Fallis, CPA
Vice President and
Chief Accounting Officer
Tel: (440) 244-7145

Gregory D. Friedman, CPA
Executive Vice President,
Corporate Secretary and
Chief Financial Officer
Tel: (440) 244-7143




LNB BANCORP, INC., DECLARES THIRD-QUARTER CASH DIVIDEND

BOARD APPROVES INCREASED CASH DIVIDEND


LORAIN, OHIO-August 19, 2003-LNB BANCORP, INC. (NASDAQ: LNBB), today announced that the Board of Directors declared a third-quarter cash dividend of $0.17 per share payable on October 1, 2003, to shareholders of record on September 15, 2003. This represents an effective two percent increase from last year's third-quarter per-share cash dividend, after adjusting for the three-for-two stock split declared earlier this year. Total dividends declared for the first three quarters of 2003 increased two percent compared with the same period in 2002.

LNB Bancorp offers LNBB Direct, a program that enables participants to make an initial purchase of LNB Bancorp, Inc., common shares with no entrance fee while increasing share ownership on a regular basis without paying brokerage commissions. To request an LNBB Direct prospectus, contact Registrar and Transfer Company, Direct Purchase/DRP Department, at 10 Commerce Drive, Cranford, NJ 07016-3572, or call them at (800) 368-5948, or visit LNB Bancorp, Inc.'s website at www.4LNB.com.

ABOUT LNB BANCORP, INC.

LNB Bancorp, Inc., is a $753-million financial holding company with two wholly owned subsidiaries: The Lorain National Bank and Charleston Insurance Agency, Inc., and a 49-percent-owned subsidiary, Charleston Title Agency, LLC. LNB Bancorp's primary subsidiary, The Lorain National Bank, provides a full spectrum of financial services, including full-service community banking, specializing in commercial, mortgage and personal banking services, and investment and trust services. Lorain National Bank also offers long-term, fixed-rate mortgages via the secondary mortgage market. Brokerage services including stocks, bonds, mutual funds and variable-annuity investments are also offered at Lorain National Bank through Raymond James Financial Services, Inc. (member NASD/SIPC), a registered broker/dealer. North Coast Community Development Corporation, a wholly owned subsidiary of The Lorain National Bank, is a community development entity (CDE), formed and approved in 2002, that will provide qualified community businesses with debt financing including commercial mortgage, construction, and commercial equipment loans aimed at stimulating economic growth and job creation in low- and moderate-income census tracts in Lorain County, Ohio. Charleston Insurance Agency, Inc., offers life, long-term-care insurance and fixed-annuity products. Charleston Title Agency, LLC, offers traditional title services.

Lorain National Bank serves customers through 21 retail-banking centers and 27 ATMs in Ohio's Lorain, eastern Erie and western Cuyahoga counties. For more information about LNB Bancorp, Inc., and its related products and services or to view its filings with the Securities and Exchange Commission, including Forms 10-K, 10-Q and 8-K, please visit http://www.4lnb.com.

This press release contains forward-looking statements based on current expectations that are covered under the "safe-harbor" provision of the Securities Litigation Reform Act of 1995. Certain forward-looking statements, which involve inherent risks and uncertainties, are described in LNB Bancorp's filings with the Securities and Exchange Commission. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which LNB Bancorp, Inc., conducts its operations.